Exhibit 23.2

SPICER JEFFRIES LLP Certified Public Accountants 4601 DTC BOULEVARD • SUITE 700 DENVER, COLORADO 80237 TELEPHONE: (303) 753-1959 FAX: (303) 753-0338 www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for United States 12 Month Oil Fund, LP of our report dated February 29, 2024, relating to the statement of financial condition as of December 31, 2022, including the schedule of investments as of December 31, 2022, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2022 and 2021 of United States 12 Month Oil Fund, LP included in the Form 10-K of United States 12 Month Oil Fund, LP for the year ended December 31, 2023, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

Spicer Jeffries LLP

Denver, Colorado

April 10, 2024